OneTravel Holdings, Incorporated
1200 Lake Hearn Drive Suite 300 Atlanta, GA 30319 o Tel 404-256-6620 o Fax 404-943-1094
(www.onetravelholdings.com)
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For Immediate Release

                 OneTravel Holdings Common Stock to be Delisted
                       By AMEX on March 20 Pending Appeal

         - OTV Common Stock to Trade on Pink Sheets With No Interruption

              - Company to Hold Investor Conference Call March 21st

ATLANTA - March 15, 2006 -- OneTravel Holdings, Inc. (AMEX: OTV), a leading online and offline provider of travel and leisure services, announced today that it has been notified by the American Stock Exchange ("AMEX") that the Company's common stock will be delisted from AMEX. This decision was reached after a hearing conducted on March 9, 2006 by AMEX at which the Company presented its reasons for continued listing on the Exchange notwithstanding the Company's failure to comply with the listing requirements as a result of the Company's failure to file its annual report on Form 10-K and Form 10-Q's for the three month periods ending September 30, 2005 and December 31, 2005. The Company has been advised that its last day of trading on the AMEX will be Friday March 17, 2006. The Company's stock has been trading on the Pink Sheets for in excess of thirty days and as a result of this trading activity, the Company's common stock will continue to trade on the Pink Sheets without interruption after it ceases to be traded on the AMEX. The Company is considering whether it will exercise its rights to appeal the delisting.

The Company plans to hold a conference call open to the public on Tuesday March 21, 2006 at 4:15pm EST. Call in and replay information will be provided in a subsequent press release.

Commenting on the news, OTV Chairman & CEO William A. Goldstein stated: "Whereas we are disappointed by the AMEX's decision, the delisting is not indicative of the performance of the Company. We have built a formidable business as a pure play online travel company and feel shares of OTV are significantly undervalued in the capital markets. Our bookings have continued to increase month-over-month and we are on track to hit our target of between $300 million and $330 million in bookings for the fiscal year ending June 30, 2006. Our higher margin hotel bookings continue to increase and we are on track to meet or exceed our hotel bookings projections. We have experienced an extraordinary 300% growth in both the number of visitors to our websites, currently at approximately 14 million unique visitors per month, as well as individual searches, currently at in excess of 28 million per month."

Also commenting on the AMEX action, OTV President Marc Bercoon added: "We recently negotiated an extension and waiver with the holders of the Company's $15.6 million Secured Convertible Debentures, and although this action by the AMEX triggers a technical default, recent discussions indicate that this group will continue to work amicably with the Company going forward. We are currently in negotiations to extend the term of the $12.5 million promissory notes currently due to the former shareholders of OneTravel, Inc. We will update the public on the status of these negotiations when they are completed. Overall, we continue to be optimistic and believe these creditors are supportive of our business plans and will continue to work with us. "

About OneTravel Holdings, Inc. (AMEX:OTV)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS, www.cheapseats.com and OneTravel, Inc. operating under the names www.onetravel.com, www.discounthotels.com and www.11thhour.com.

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company's historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc .and the right of holders of the $15,625,000 of the Company's Secured Convertible Debentures to accelerate and demand payment , and that future financing, if available, will dilute the Company's current common stockholders, plus the Company's inability to maintain listing with the American Stock Exchange, could have an adverse affect on the Company's stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. .


Company Contact:
----------------
Robert Prag
Del Mar Consulting Group
858-794-9500
rprag@delmarconsulting.com


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